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                           BY-LAWS

                             of

               THE CHASE MANHATTAN CORPORATION

                          ARTICLE I

                        Stockholders

   Section 1.1. Annual Meeting. Except as otherwise provided in the Certificate of Incorporation and these By-Laws, an annual meeting of stockholders of the
Corporation for the election of Directors and for the transaction of any other proper business shall be held at the principal office of the Corporation in the City of New York, State of New York or such other place within or without the State of Delaware as the Board may designate, on the third Tuesday in April in each year or on such earlier or later date as the Board may designate, at such time of the day as the Board shall appoint. If such day shall fall on a legal holiday in the State of New York, such meeting shall be held and the Directors elected on the next day thereafter not such a legal holiday. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient.

   Section 1.2. Special Meetings. A special meeting of stockholders of the Corporation may be called by the Board, the Chairman of the Board, or the President.

   Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

   Unless otherwise provided by law, the written notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

   When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

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   Section 1.4. Quorum. Except as otherwise provided by law
or by the Certificate of Incorporation in respect of the vote of holders of stock that shall be required for a
specified  action  (in  which  case  the  holders  of   the
percentage of stock required for such specified action shall constitute a quorum), at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but, in every case, the presiding officer at the meeting, or the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section
1.3 of these By-Laws, notice need not be given of the adjourned meeting.

   Section  1.5. Presiding Officer and Secretary. At  every
meeting  of stockholders the Chairman of the Board,  or  in
his  absence  the  President, or in their  absence  a  Vice
Chairman of the Board, shall preside. In the absence of all
said officers, any other officer of the Corporation present
shall   call  such  meeting  to  order  and  preside.   The
Secretary, or in his absence the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

   Section 1.6. Vote of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders other than a written consent at such a meeting.

   Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with if such action is taken with the written consent of such holders having a majority of the total number of votes which might have been cast for or in connection with the proposed corporate action if a meeting were held; provided that in no case shall the written consent by such holders be by holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given to all such holders of the taking of corporate action without a meeting and by less than unanimous written consent.

   Except   as  otherwise  provided  by  law  or   by   the
Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting. The vote for Directors shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

   Whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat.
Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

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   Section  1.7. Judges of Election. The Board may  at  any
time appoint two or more persons to serve as Judges of Election at any meeting of stockholders to act as judges and tellers with respect to all votes by ballot at such meeting. If any Judge appointed be absent or refuse to act, or if his office become vacant and not be filled by the Board, if a majority of the Judges be present, they may act, otherwise, or if there be a failure to elect or appoint Judges, the presiding officer of the meeting may appoint one or more Judges for such meeting. No Director or officer of the Corporation shall be eligible for election or appointment as Judge. The Judges appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Judges at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

   Section  1.8.  Nature of Business.  Except as  otherwise
provided in Article II, Section 2.10 of these By-Laws or by
applicable law, the only items of business which  shall  be
conducted  at  any meeting of stockholders shall  (i)  have
been specified in the written notice of the meeting (or any
supplement  thereto) given in accordance  with  Article  I,
Section  1.3 of these By-Laws, (ii) be brought  before  the
meeting  at  the direction of the Board or the chairman  of
the  meeting,  (iii) have been submitted to the Corporation
in compliance with the provisions of Rule 14a-8 under the
Securities Exchange Act of 1934, as amended, or (iv) in
the case of annual  meetings  of stockholders,  be  brought
by a stockholder in accordance with the provisions of this
Section 1.8.  Any stockholder who shall be a stockholder of
record on the record date for an annual meeting of
stockholders and who shall continue to be entitled to vote
thereat may propose an item or items of business  at  the
meeting only if written  notice  of  such stockholder's
intent  to propose such  item  or  items  of business has
been given, either by personal delivery or  by United
States mail, postage prepaid, to the  Secretary  of the
Corporation not less than ninety days nor more than one
hundred  twenty days prior to the date one year  after  the
date  of  the  immediately  preceding  annual  meeting   of
stockholders; provided, however, that in the event that the
annual  meeting  is called for a date that  is  not  within
thirty  days before or after such anniversary date,  notice
by  the  stockholder  in order to  be  timely  must  be  so
received not later than the close of business on the  tenth
day  following the day on which such notice of the date  of
the annual meeting was mailed or such public disclosure  of
the  date  of the annual meeting was made, whichever  first
occurs.   Each such notice shall set forth:  (a)  the  name
and  address of the stockholder who intends to  propose  an
item   or  items  of  business  at  the  meeting;   (b)   a
representation that the stockholder is a holder  of  record
of  stock  of  the  Corporation entitled to  vote  at  such
meeting and intends to appear in person or by proxy at  the
meeting  to propose the item or items of business specified
in  the  notice;  (c) a description of all arrangements  or
understandings between the stockholder and any other person
or  persons  (naming  such person or persons)  pursuant  to
which  the item or items of business is to be made  by  the
stockholder; and (d) such other information regarding  each
item  of business proposed by such stockholder as would  be
required to be included in a proxy statement filed pursuant
to   the   proxy  rules  of  the  Securities  and  Exchange
Commission,  had  the item of business  been  proposed,  or
intended  to  be  proposed, by the  Board.   The  presiding
officer at the meeting may refuse to acknowledge any item of business not made in compliance with the foregoing procedure.

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                         ARTICLE II

                          Directors

   Section  2.1.  Number, Election and Terms of  Directors.
Except as otherwise fixed pursuant to the provisions of the
Certificate of Incorporation relating to the rights of  the
holders of any class or series of stock having a preference
over  the  Common Stock as to dividends or upon liquidation
to    elect    additional   Directors    under    specified
circumstances,  the  number of Directors  constituting  the
Board  of  Directors (herein called the "Board")  shall  be
such  number  as is fixed from time to time  by  resolution
adopted by a majority of the Directors then in office,  but
in  no event shall be less than three. The Directors, other
than  those who may be elected by the holders of any  class
or  series  of  stock having a preference over  the  Common
Stock  as  to  dividends  or  upon  liquidation,  shall  be
classified,  with  respect  to  the  time  for  which  they
severally hold office, into three classes, as nearly  equal
in  number  as possible, one class to hold office initially
for  a  term  expiring  at  the  1987  Annual  Meeting   of
Stockholders, another class to hold office initially for a term expiring at the 1988 Annual Meeting of Stockholders, and another class to hold office initially for a term expiring at the 1989 Annual Meeting of Stockholders, with the members of each class to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

   Section  2.2. Newly Created Directorships and Vacancies.
Except as otherwise fixed pursuant to the provisions of the
Certificate of Incorporation relating to the rights of  the
holders of any class or series of stock having a preference
over  the  Common Stock as to dividends or upon liquidation
to  elect  Directors  under specified circumstances,  newly
created  directorships resulting from any increase  in  the
authorized  number of Directors and any  vacancies  on  the
Board   resulting  from  death,  resignation,   retirement,
disqualification, removal from office or other cause  shall
be  filled  by  a  majority vote of the Directors  then  in
office,  and  Directors so chosen shall hold office  for  a
term expiring at the next annual meeting of stockholders at
which the term of the class to which they have been elected
expires.   No   decrease  in  the   number   of   Directors
constituting the Board shall shorten the term of any incumbent Director.

   Section 2.3. Place of Meetings. Meetings of the Board, regular or special, shall be held at the principal office of the Corporation in the City of New York, State of New
York, or at such other place within or without the State of New York as may be fixed by resolution of the Board.

   Section 2.4. Annual Organization Meeting. An annual organization meeting of the Board shall be held at the time of the next regular meeting of the Board after each annual election of Directors unless another time be fixed by resolution of the Board. No notice of such meeting need be given. Any business may be transacted at such annual organization meeting.

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   Section  2.5. Regular Meetings. The Board may fix  times
for regular meetings of the Board and no notice of such meetings need be given. Any business may be transacted at any regular meeting.

   Section  2.6.  Special Meetings, Notice  and  Waiver  of
Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or a Vice Chairman of the Board or a Vice
Chairman or any three Directors, provided, however, that a Vice Chairman shall not call a special meeting unless one of the purposes of the meeting is to appoint one or more officers or Directors to fill vacancies resulting from disability, death or other cause. Notice of each such special meeting shall be mailed postage prepaid to each Director, addressed to him at his residence or usual place of business or other address filed by him with the Secretary for such purpose, or shall be sent to him by telegraph, cable or wireless, or shall be delivered or given to him personally or by telephone, not later than the second day preceding the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any business may be transacted at any special meeting. Waiver of notice in writing by any Director of any special meeting of the Board, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Director of such meeting.

   Section 2.7. Quorum and Manner of Acting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, one-third of the whole Board shall constitute a quorum for the transaction of any business at any meeting of the Board and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum a majority of the Directors present may adjourn any meeting from time to time until a quorum is present and no notice of any adjourned meeting need be given other than by announcement at the meeting which is being adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

   Section 2.8. Written Consent of Directors in Lieu  of  a
Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting, if all members of the Board or of such Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

   Section 2.9. Compensation of Directors. Directors who are not officers of the Corporation shall receive such compensation as may be fixed by the Board for service on the Board or any Committee of the Board.

   Section 2.10. Stockholder Nomination of Director Candida tes. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of Directors generally.
However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the

Secretary  of  the Corporation (i) with  respect  to  an
election  to  be held at an annual meeting of stockholders,
not  less than ninety days nor more than one hundred twenty
days  prior  to  the date one year after the  date  of  the
immediately   preceding  annual  meeting  of  stockholders,
provided,  however,  that  in the  event  that  the  annual
meeting is called for a date that is not within thirty days
before  or  after  such anniversary  date,  notice  by  the
stockholder  in order to be timely must be so received  not
later than the close of business on the tenth day following
the  day  on  which such notice of the date of  the  annual
meeting was mailed or such public disclosure of the date of
the  annual  meeting was made, whichever first  occurs  and
(ii)  with  respect to an election to be held at a  special
meeting of stockholders for the election of Directors,  not
later than the close of business on the tenth day following
the date on which notice of such meeting is first given  to
stockholders.  Each such notice shall set  forth:  (a)  the
name and address of the stockholder who intends to make the
nomination  and of the person or persons to  be  nominated;
(b)  a  representation that the stockholder is a holder  of
record of stock of the Corporation entitled to vote at such
meeting and intends to appear in person or by proxy at  the
meeting to nominate the person or persons specified in  the
notice;   (c)   a   description  of  all  arrangements   or
understandings between the stockholder and each nominee and
any other person or persons (naming such person or persons)
pursuant to which the nomination or nominations are  to  be
made   by  the  stockholder;  (d)  such  other  information
regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director of the Corporation, if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

  Section 2.11. Removal. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director or Directors may be removed from office at any time, but only for cause and only by the affirmative vote of (i) the holders of at least 75% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (ii) a majority of the Board.

                         ARTICLE III

                   Committees of the Board

  Section  3.1.  Executive Committee.  There  shall  be  an
Executive Committee, consisting of the Chairman of the Board, the President and each Vice Chairman of the Board, who shall be ex-officio members, any other Director who is an officer of the Corporation or of any subsidiary of the Corporation who the Board may, in its discretion, designate an ex-officio member, and at least six additional Directors appointed by the Board. The Board may designate one or more other Directors as alternate members of the Executive
Committee, who may replace any absent or disqualified member, other than an ex-officio member, at any meeting of the Executive Committee. The Chairman of the Board shall preside at meetings of the Executive Committee.

The Executive Committee shall exercise such powers as may be assigned to it by the Board and may consider and make recommendations to the Board in respect of any matters relating to the affairs of the Corporation.

  Meetings of the Executive Committee shall be held at such
times and places as the Executive Committee shall determine
or upon call of the Chairman of the Board or the President.
One-third  of  the  members  of  the  Executive  Committee,
including at least one ex-officio member and three  members
who   are  not  officers  of  the  Corporation  or  of  any
subsidiary, shall constitute a quorum.

   Section  3.2. Other Committees. The Board may from  time
to  time, by resolution adopted by a majority of the  whole
Board,  designate  one  or  more  other  Committees,   each
Committee to consist of two or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member at any meeting of such Committee. Any such Committee shall exercise such powers as may be assigned to it by the Board.

   Section  3.3. Committee Rules; Quorum; Manner of Acting.
Each Committee may adopt rules consistent with these By-Laws governing the method of calling and time and place of holding its meetings. One-half of any Committee for which a quorum is not otherwise set forth in these By-Laws shall constitute a quorum for the transaction of business, unless the Board shall otherwise provide, and the act of a majority of the members of such Committee present at a meeting at which a quorum is present shall be the act of such Committee.

                         ARTICLE IV

                          Officers

   Section 4.1. Titles. The officers of the Corporation shall be a Chairman of the Board, a President, one or more
Vice Chairmen of the Board, one or more Vice Chairmen, one or more Vice Presidents, a Secretary and such other officers as may be appointed at any time or from time to time by the Board. The Board may by resolution delegate to the Executive Committee of the Board and to such officers as the Board may designate authority to appoint officers below the Senior Vice President, or equivalent, level, assign powers and duties to any officer below the Executive
Vice President, or equivalent, level, rescind or terminate the appointment of any officer below the Executive Vice
President, or equivalent, level, and accept the resignation of any officer. Any one or more Vice Presidents may be designated Senior Executive Vice President, Executive Vice
President or Senior Vice President. One person may hold any two or more offices and perform the duties thereof.

   Section  4.2.  Appointment,  Term  and  Compensation  of
Officers.  The  Chairman of the Board, the President,  each
Vice Chairman of the Board, and each Vice Chairman shall be
appointed by the Board to hold office until the next annual
organization   meeting  of  the  Board  and   until   their
successors are appointed and qualified. The term of  office
of  all  other  officers shall be at the  pleasure  of  the
Board.  The compensation of all officers of the Corporation
shall be fixed by resolution of the Board, except that  the
Board  may  authorize  the  Chairman  of  the  Board,   the
President and each Vice Chairman of the Board each to fix and to delegate to such other officers as the Board may designate authority to fix any compensation of any person in any official position level not above a level specified by the Board.

      Section 4.3. Chairman of the Board and President. The
Chairman of the Board shall be the chief executive officer of the Corporation and shall have the responsibility for carrying out the policies of the Board and, subject to the direction of the Board, shall have general supervision over the business and affairs of the Corporation. The President shall be the chief operating officer of the Corporation and shall perform all duties incident to the office of the President. The President shall have general supervision over the operations of the Corporation, subject to the direction of the Board and of the Chairman of the Board.
The Chairman of the Board shall preside at all meetings of the Board and of the stockholders. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board and of the Executive Committee and of the stockholders. The Chairman of the Board and the President shall have such other powers and perform such other duties as are prescribed by these By-Laws and as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board.

   Section  4.4.  Vice  Chairmen  of  the  Board  and  Vice
Chairmen.  Each Vice Chairman of the Board  and  each  Vice
Chairman shall have such powers and perform such duties as are prescribed by these By-Laws and as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President. In the event of the absence or disability of the Chairman of the Board and the President, the Vice
Chairman of the Board designated by the Chairman of the Board or the President shall act in their place and assume their duties, including duties assigned to them in these By-Laws.

   Section 4.5. Vice Presidents. Each Vice President shall, upon request, advise and assist the Chairman of the Board and the President in managing the Corporation and shall have such other powers and perform such other duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President.

   Section  4.6.  Secretary. The  Secretary  shall  act  as
Secretary of the Board and as Secretary at meetings of the stockholders and, in general, shall have charge of all records of the Corporation relating to its organization and corporate action and shall have power to certify the contents thereof, and shall have such other powers and perform such duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President.

   Section   4.7.   Other  Officers.  Other  officers   and
assistant officers appointed by the Board shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board or the Chairman of the Board or the President.

                          ARTICLE V

                        Capital Stock

   Section   5.1.   Certificates;   Transfer   Agents   and
Registrars. Certificates for stock of the Corporation shall
be in such form as shall be approved by the Board and shall
be signed in the name of the Corporation by the Chairman of
the  Board and/or the President and by the Secretary or  an
Assistant  Secretary  or  the  Treasurer  or  an  Assistant
Treasurer. Such certificates may be sealed with the seal of
the  Corporation or a facsimile thereof, engraved,  stamped
or  printed,  and  shall  contain such  information  as  is
required  by  law  to  be  stated  thereon.  If  any  stock
certificate  is  countersigned  by  a  transfer  agent   or
registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

   Section  5.2. Transfers of Stock. Transfers of stock  of
the   Corporation  shall  be  made  on  the  books  of  the
Corporation  by  the registered holder thereof  or  by  his
attorney  thereunto authorized by power  of  attorney  duly
executed,   and   on  surrender  of  the   certificate   or
certificates   for   such  stock   properly   endorsed   or
accompanied by a proper instrument of transfer. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, registration and transfer of certificates for stock of the Corporation and may appoint one or more banks or trust companies, including any banking subsidiary of the Corporation, as transfer agents and registrars of the stock of the Corporation and require all certificates to bear the signatures thereof.
The Corporation shall be entitled to treat the holder of record of any stock as the owner thereof in fact.

   Section 5.3. Stockholder Record Date. In order that  the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                         ARTICLE VI

                            Seal

   Section 6.1. Seal. The Seal of the Corporation shall be in such form as may be approved from time to time by the Board and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary and any other officers authorized by resolution of the Board shall be empowered to use and attest the corporate seal on all documents.

                         ARTICLE VII

                        Miscellaneous

   Section 7.1. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board by resolution shall from time to time designate.

  Section 7.2. Shares of Other Corporations. The President,
or  in  his  absence the Chairman of the Board, or  in  the
absence  of  both any Vice Chairman of the  Board  or  Vice
Chairman  is authorized to vote, represent and exercise  on
behalf  of the Corporation all rights incident to  any  and
all   shares  of  any  other  corporation  or  corporations
standing  in  the  name of the Corporation.  The  authority
herein  granted  to said officer to vote  or  represent  on
behalf  of the Corporation any and all shares held  by  the
Corporation in any other corporation or corporations may be
exercised either by said officer in person or by any person
authorized  so  to  do by proxy or power of  attorney  duly
executed  by  said  officer.  Notwithstanding  the   above,
however, the Board, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations.


                        ARTICLE VIII

                       Indemnification

  Section  8.1. Right to Indemnification. The  right  of  a
Director  or officer to indemnification or to the repayment
or  advancement  of expenses pursuant to this  Article  and
Section 7 of the Certificate of Incorporation is a contract
right  pursuant  to which the person entitled  thereto  may
bring suit as if the provisions hereof were set forth in  a
separate written contract between the Corporation  and  the
Director  or officer and shall continue to exist after  the
rescission, alteration, modification or repeal hereof  with
respect to any act or omission occurring prior thereto. The
right  of a Director or officer to indemnification provided
by  this  Article  or  Section  7  of  the  Certificate  of
Incorporation shall continue after such person  has  ceased
to  be  a Director or officer of the Corporation and  shall
inure  to  the  benefit of such person's heirs,  executors,
administrators and legal representatives. The Corporation's
obligation  to indemnify a Director or officer pursuant  to
this   Article   and  Section  7  of  the  Certificate   of
Incorporation in connection
with a proceeding initiated by such person shall exist only if the proceeding was authorized by the Board of Directors of the Corporation.

  Section 8.2. Procedure for Requesting Indemnification. To
obtain  indemnification hereunder  a  Director  or  officer
shall  submit to the Secretary of the Corporation a written
request to be indemnified as soon as practicable after  any
claim  is made against him or her for which indemnification
is  sought.  Such  request shall include documentation  and
information   reasonably  available  to  the   person   and
reasonably necessary to determine whether and to what extent such person is entitled to indemnification. In addition, the person shall give the Corporation such cooperation as it may reasonably require.

  Section  8.3.  Prepayment  of Expenses.  The  Corporation
shall pay all reasonable expenses including attorney's fees
incurred  by a Director or officer in connection  with  any
action, suit or proceeding referred to in Section 7 of  the
Certificate  of  Incorporation  in  advance  of  its  final
disposition,  provided,  however,  that  if  the   Delaware
General Corporation Law requires, such payment shall be made only upon receipt of a written undertaking by or on behalf of the Director or officer to repay all amounts advanced if it should be determined that the Director or officer is not entitled to be indemnified under this Article or otherwise. In addition, such officer or Director shall give the Corporation such information and cooperation in connection with such proceeding as it may reasonably require.

  Section 8.4. Claims. If a request for indemnification  or
for  the  repayment or advancement of expenses  under  this
Article  is not paid in full within 60 days after a written
claim  reasonably evidencing the expenses has been received
by  the Corporation, the claimant may thereafter bring suit
against  the  Corporation to recover the unpaid  amount  of
such claim and, if successful in whole or in part, shall be
entitled  also to be paid the expenses of prosecuting  such
claim.  In any such action the Corporation shall  have  the
burden of proving that the claimant was not entitled to the
requested  indemnification or repayment or  advancement  of
expenses under applicable law. Neither the failure  of  the
Corporation  (including its Board of Directors, independent
legal   counsel  or  its  stockholders)  to  have  made   a
determination prior to the commencement of such action that
indemnification of or repayment or advancement of  expenses
to  the  claimant  is proper in the circumstances,  nor  an
actual  determination  by  the Corporation  (including  its
Board  of  Directors,  independent  legal  counsel  or  its
stockholders)  that  the  claimant  is  not   entitled   to
indemnification or to the repayment or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  Section  8.5.  Agreements. The Corporation is  authorized
to  enter  into  agreements  with  any  of  its  Directors,
officers,   employees   or  agents  extending   rights   to
indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law.

  Section  8.6.  Non-Exclusivity  of  Rights.  The   rights
conferred  on  any  person by this  Article  shall  not  be
exclusive of any other rights to which such person  may  be
entitled   under   any  statute,  any  provision   of   the
Certificate   of  Incorporation  or  these   By-Laws,   any
agreement,   any  vote  of  stockholders  or  disinterested
Directors, or otherwise.

   Section   8.7.  Amendment  or  Repeal.  Any   repeal   or
modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a Director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to, or at the time of, such repeal or modification.

  Section 8.8. Severability. In case any provision in  this
Article shall be determined at any time to be unenforceable
in  any respect, the other provisions shall not in any  way
be affected or impaired thereby, and the affected provision
shall  be  given  the fullest possible enforcement  in  the
circumstances  for  the  benefit  of  the  person   to   be
indemnified.


                         ARTICLE IX

                         Amendments

  Section 9.1. Amendments. These By-Laws or any of them may be altered, amended or repealed, or new By-Laws may be adopted, from time to time, by the Board at any regular or special meeting thereof by vote of a majority of the Directors then in office.


52533

                 THE CHASE MANHATTAN CORPORATION
                        BY-LAW AMENDMENTS



     1. Article I, Section 1.2 of the By-Laws shall be amended to read in its entirety as follows:

          Section 1.2. Special Meetings. A special meeting of stockholders of the Corporation may be called by the Board, the Chairman of the Board, or the President.

     2. Section 1.3 of the By-Laws shall be amended by adding the following sentence to the end of the third paragraph thereof:

          Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     3. Section 1.4 of the By-Laws shall be amended by adding the phrase "the presiding officer at the meeting, or" prior to the phrase "the stockholders present, although less than a quorum".

     4. A new Section 1.8 shall be added to Article I of the By-Laws and shall read in its entirety as follows:

          Section 1.8. Nature of Business. Except as otherwise provided in Article II, Section 2.10 of these By-Laws or by applicable law, the only items of business which shall be conducted at any meeting of stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given in accordance with Article I, Section 1.3 of these By-Laws, (ii) be brought before the meeting at the direction of the Board or the chairman of the meeting,
          (iii) have been submitted to the Corporation in compliance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (iv) in the case of annual meetings of stockholders, be brought by a stockholder in accordance with the provisions of this
          Section 1.8. Any stockholder who shall be a stockholder of record on the record date for an annual meeting of stockholders and who shall continue to be entitled to vote thereat may propose an item or items of business
          at   the  meeting  only  if  written  notice  of  such
          stockholder's intent to propose such item or items of business has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety days nor more than one hundred twenty days prior to the date one year after the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of
          the   annual   meeting  was  mailed  or  such   public
          disclosure of the date of the annual meeting was made, whichever first occurs. Each such notice shall set forth: (a) the name and address of the stockholder who intends to propose an item or items of business at the meeting; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the item or items of business specified in the notice; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the item or items of business is to be made by the stockholder; and (d) such other information regarding each item of business proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the item of business been proposed, or intended to be proposed, by the Board. The presiding officer at the meeting may refuse to acknowledge any item of business not made in compliance with the foregoing procedure.

     5. Article II, Section 2.10 of the By-Laws shall be amended to read in its entirety as follows:

          Section 2.10. Stockholder Nomination of Director Candidates. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than ninety days nor more than one hundred twenty days prior to the date one year after the date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director of the Corporation, if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.



52507